UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

mPHASE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5011 Gate Parkway, Building 100, Suite 100

Jacksonville, FL 32256

(Address of principal executive offices) (zip code)

(941) 538-6257

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 22, 2022, the Board of Directors (the “Board”) of mPhase Technologies, Inc. (the “Company”) approved the dismissal of Boyle CPA, LLC (“Boyle CPA”) as the Company’s independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending June 30, 2022, with such dismissal effective as of November 22, 2022.

Boyle CPA reported on the Company’s consolidated financial statements for the fiscal years ended June 30, 2021 and June 30, 2020 (collectively, the “Boyle CPA Reports”) and such Boyle CPA Reports did not contain an adverse opinion or disclaimer of opinion, nor were the Boyle CPA Reports qualified or modified as to uncertainty, audit scope, or accounting principles, except as modified by the going concern explanatory paragraph.

During the fiscal year ended June 30, 2020, the fiscal year ended June 30, 2021 and the subsequent interim period from July 1, 2021 through November 22, 2022, there were no disagreements with Boyle CPA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Boyle CPA, would have caused Boyle CPA to make reference to the subject matter of the disagreement in connection with the Boyle CPA Reports.

Additionally, during the Company’s fiscal year ended June 30, 2020, the fiscal year ended June 30, 2021, and the subsequent interim period from July 1, 2021 through November 22, 2022, there were no reportable events (as described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K).

The Company has provided a copy of the foregoing disclosures to Boyle CPA and requested Boyle CPA to provide the Company with a letter indicating whether or not Boyle CPA agrees with such disclosures. A copy of the letter, dated November 22, 2022 is attached hereto as Exhibit 16.1.

Furthermore, on November 22, 2022, the Board of the Company approved the appointment of Prager Metis CPAs, LLP (“Prager Metis”) as the Company’s independent registered public accounting firm to audit its consolidated financial statements for the fiscal years ending June 30, 2022 and 2021, effective November 22, 2022.

During the fiscal year ended June 30, 2020, the fiscal year ended June 30, 2021, and the subsequent interim period from July 1, 2021 through November 22, 2022, neither the Company or anyone acting on the Company’s behalf consulted Prager Metis regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 8.01. Other Events.

On January 4, 2023, the Board formed a special committee of the Board, comprised of two independent directors (the “Special Committee) to investigate allegations of inaccurate disclosures, misappropriation and other potential fraudulent actions by Anshu Bhatnagar, who had been the Company’s Chief Executive Officer until July 2022 and to complete the review of the factual matters related to such allegations as had been previously conducted by the Board from the Company’s 2022 third fiscal quarter to the present. The Board, as part of its review, is seeking to ensure that the Company is adhering to the highest standards of conduct.

The Special Committee’s review is ongoing, and it is working diligently with outside advisers to complete its investigation as soon as possible. The Company is committed to working with the Special Committee to complete its work in order to re-establish timely financial reporting as soon as feasible.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Boyle CPA, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPhase Technologies, Inc.

Dated: January 18, 2023	/s/ Richard Thorpe
Richard Thorpe
Chief Executive Officer

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